Exhibit 10.4

AMENDMENT NUMBER 4 TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NUMBER 4 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 14, 2017 (this “Amendment”), is entered into by and among FOUNTAIN CITY FINANCE, LLC, a Delaware limited liability company (the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as a Bank and as the agent (the “Agent”), DST SYSTEMS, INC., a Delaware corporation (“DST Systems”), as the Parent and the Servicer, and each of the other parties named as Originators on the signature pages hereof. Capitalized terms used and not otherwise defined herein are used as defined in the Receivables Purchase Agreement (as defined below).
WHEREAS, the parties hereto entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of May 15, 2014 (as amended through the date hereof, the “Receivables Purchase Agreement”); and
WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as provided herein;
NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:
Section 1.Amendments. Effective as of the Effective Date (as defined below):
(a)    The definition of “Change of Control” in the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Change of Control” means, with respect to any Person, an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries , and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (for purposes of this definition, an “Option Right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any Option Right); (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose

Exhibit 10.4

election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) there shall have occurred under any indenture or other instrument evidencing Indebtedness in excess of $50,000,000, any “change of control” or “change in control” (in either case, as defined in such indenture or other evidence of Indebtedness) obligating such Person to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.
(b)    Clause (a) of the definition of “Commitment Termination Date” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to delete “May 14, 2018” where it appears and to substitute in lieu thereof “November 14, 2020”.
(c)    The definition of “Concentration Limit” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Concentration Limit” means, on any day, the following:
(a)    with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of Eligible Receivables for any Obligor and such Obligor’s Subsidiaries and Affiliates, taken together, 3.75%; provided, however, that the Concentration Limit for any Obligor may exceed 3.75%, subject to specific Obligor debt ratings as set forth below:

Obligor’s Debt Rating	Concentration Limit
At least BBB by S&P and Baa2 by Moody’s	15.0% of the Net Eligible Receivables Outstanding Balance
At least BBB- by S&P and Baa3 by Moody’s	7.50% of the Net Eligible Receivables Outstanding Balance

provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; and provided further that if on any date, an Obligor is split-rated, then the

Exhibit 10.4

applicable Concentration Limit shall be calculated on the lower of the S&P or Moody’s rating;
(b)    with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Eligible Receivables the Obligors of which do not have a billing address in the United States (or Puerto Rico), 3.0% of the Net Eligible Receivables Outstanding Balance;
(c)    with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Unbilled Receivables, 25.0% of the Net Eligible Receivables Outstanding Balance;
(d)    [reserved];
(e) with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the aggregate Outstanding Balance of Eligible Receivables owing from the 4 Largest NR/NIG Obligors -- other than any Special Obligor (as defined in the Fee Agreement) -- and their Affiliated Obligors, 15.0% of the Net Eligible Receivables Outstanding Balance; and
(f) to the extent not counted in the Receivables included in the table above, with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the aggregate Outstanding Balance of Eligible Receivables owing from the 2 Largest BBB-/Baa3 Obligors -- other than any Special Obligor (as defined in the Fee Agreement) -- and their Affiliated Obligors, 15.0% of the Net Eligible Receivables Outstanding Balance.
(d)    Each of (i) the definitions of “Deemed Non-Affiliate” and “Deemed Non-Affiliate Receivable” in the Receivables Purchase Agreement, (ii) Section 5.01(l)(xiii) of the Receivables Purchase Agreement, and (iii) Schedule V to the Receivables Purchase Agreement, is hereby deleted in its entirety.
(e)    The definitions of “Deferred Revenue Amount,” “Eligible Receivable” and “Net Eligible Receivables Outstanding Balances” in the Receivables Purchase Agreement are hereby amended and restated in their entirety to read, respectively, as follows:
“Deferred Revenue Amount” means, on any day, the lesser of (i) the amount of “deferred revenue” as determined under GAAP related to any Obligor, or (ii) the aggregate amount of Eligible Receivables owing from such Obligor; provided, however, that Wells reserves the right to exclude portions of GAAP “deferred revenue” under clause (i) of this definition that Wells determines do not pose substantial offset risk.

Exhibit 10.4

“Eligible Receivable” means, at any time, a Receivable:
(i)    the Obligor of which either (A) has a billing address in the United States (including, without limitation, Puerto Rico), or (B) does not have a billing address in the United States (including, without limitation, Puerto Rico); provided that, in the case of a Receivable with an Obligor that does not have a billing address the United States (or Puerto Rico), the Outstanding Balance of such Receivable when added to the Aggregate Outstanding Balance of all Receivables the Obligors of which do not have a billing address in the United States or Puerto Rico does not cause the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Eligible Receivables the Obligors of which do not have a billing address in the United States (or Puerto Rico) to exceed the percentage set forth in clause (b) of the definition of “Concentration Limit” above;
(ii)     the Obligor is not (A) an Affiliate or employee of any Originator or the Seller or any of the their respective Affiliates or (B) a government or a governmental subdivision or agency;
(iii)    [reserved];
(iv)    which is not a Defaulted Receivable or an Unearned Revenue Receivable;
(v)    the Obligor of which is not the Obligor of any Defaulted Receivables the Aggregate Outstanding Balance of which constitutes 50.0% or more of the Aggregate Outstanding Balance of all Receivables of such Obligor;
(vi)    which is a Billed Receivable or an Unbilled Receivable; provided that, in the case of any Unbilled Receivable, (A) the Outstanding Balance of such Receivable when added to the Aggregate Outstanding Balance of all Unbilled Receivables does not cause the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Unbilled Receivables to exceed the percentage set forth in clause (c) of the definition of “Concentration Limit” above, and (B) has not been an Unbilled Receivables for longer than thirty (30) days;
(vii)    which represents a bona fide obligation of the Obligor of such Receivable to pay (A) in the case of a Billed Receivable, the stated amount or (B) in the case of an Unbilled Receivable, the amount calculated in the manner set forth in the related Contract as the amount due with respect thereto;
(viii)    as to which the applicable Originator has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled

Exhibit 10.4

by it, and no further action (other than, in the case of an Unbilled Receivable, generating and sending of an invoice) is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;
(ix)    which, according to the Contract related thereto, is required (or with respect to any Unbilled Receivable, will be required) to be paid in full within sixty (60) days of the original billing date therefor;
(x)    which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;
(xi)    which is an “account” within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;
(xii)    which is denominated and payable only in U.S. dollars in the United States;
(xiii)    (A) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, (B) which arises under a Contract originated and maintained in accordance with the Origination Practices, (C) as to which the Seller has good and marketable title, and (D) which is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);
(xiv)    which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, any Originator, the Servicer or the Obligor is in violation of any such law, rule or regulation in any material respect;
(xv)    which arises under a Contract which (A) does not contain a legally enforceable provision requiring the Obligor thereunder to consent to the transfer, sale or assignment of the rights of the Seller or the applicable Originator thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of the Agent or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;
(xvi)    which was generated in the ordinary course of the applicable Originator’s business;

Exhibit 10.4

(xvii)    which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c));
(xviii)    the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;
(xix)    which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon thirty (30) days’ notice;
(xx)    as to which, on or prior to the later of the date of this Agreement and the date such Receivable is created, the Agent has not given at least three (3) Business Days’ notice to the Seller that such Receivable, or any Receivable owing from the Obligor of such Receivable, is no longer acceptable for purchase by the Banks hereunder;
(xxi)    which (together with the Related Security and other items of Collateral related thereto) has been the subject of the grant of a first priority perfected security interest therein by the Seller to the Agent, on behalf of the Banks, of all of the Seller’s right, title and interest therein;
(xxii) the Obligor of which has been directed by the Seller, the Servicer or the related Originator, as applicable, to make all payments to a Deposit Account (or a related Lock-Box) established and maintained pursuant to a Deposit Account Control Agreement; and
(xxvi) (A) which (in the case of any Receivable that is not a Closing Date Receivable) has been sold to the Parent pursuant to the Initial Purchase Agreement in a “true sale” transaction and (B) which has been sold or contributed by the Parent to the Seller pursuant to the Secondary Purchase Agreement in a “true sale” or “true contribution” transaction.
“Net Eligible Receivables Outstanding Balance” means, on any day, an amount equal to (i) the Aggregate Outstanding Balance of all Eligible Receivables on such date, less (ii) the sum of (a) the Unapplied Cash/Credit Memo Amount on such date, (b) solely if any material amount of Sales Taxes is past due on such date, all unpaid Sales Taxes on such date, (c) the Deferred Revenue Amount and (d) the aggregate of all set-off amounts representing amounts owed under the applicable Contract by any Originator to any Obligor as of such date (provided that if the related Contract expressly states that such Obligor waives its right of set-off, amounts owed by the applicable Originator to such Obligor shall not be considered a potential set-off for the purposes hereof).

Exhibit 10.4

(f)    The Receivables Purchase Agreement is hereby amended to add the following new defined terms in their appropriate alphabetical order to Exhibit I thereto:
“2 Largest BBB-/Baa3 Obligors” means, for any period of determination, the BBB-/Baa3 Obligors of Receivables with the two (2) largest aggregate Outstanding Balances of all Receivables of any BBB-/Baa3 Obligor—other than any Special Obligor (as defined in the Fee Agreement)—and its Affiliated Obligors (considered as if they were one and the same BBB-/Baa3 Obligor).
“BBB-/Baa3 Obligor” means an Obligor whose debt is rated at least BBB- by S&P and at least Baa3 by Moody’s.
(g)    Section 1.02 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 1.02    Other Terms. (a)(i) All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. References to any Section, Annex, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition and each Section, Annex, Schedule or Exhibit and all paragraphs, subsections, clauses or other subdivisions, respectively. For the avoidance of doubt, all Annexes, Schedules and Exhibits hereto and all paragraphs, subsections, clauses or other subdivisions are incorporated by reference herein and made a part hereof.
(ii) All accounting terms not specifically or completely defined in this Agreement or the Credit Agreement shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to the Receivables Purchase Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements (as defined in the Credit Agreement), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of DST Systems, Inc. and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

Exhibit 10.4

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in the Receivables Purchase Agreement or the Credit Agreement, and either DST Systems, Inc. or the Agent under this Agreement shall so request, the Agent and DST Systems, Inc. shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) DST Systems, Inc. shall provide to the Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for all purposes of this Agreement, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Closing Date under the Credit Agreement be considered a capital lease.
(c) Acquisitions. Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under Section 7.01(n) of this Agreement, after consummation of any Investment constituting an Acquisition, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items of the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in section 1.01 of the Credit Agreement, be included to the extent relating to any period applicable in such calculations, and (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period.
(h)    Section 4.01(k) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(k) The names and addresses of all the Deposit Banks, together with the post office boxes and account numbers of the Lock-Boxes and Deposit Accounts of the Seller at such Deposit Banks, are as specified in Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 5.01(g). The Lock-Boxes and Deposit Accounts are the only post office boxes and accounts into which Collections of Receivables are deposited or remitted. The Seller has delivered to the Agent a fully executed Deposit Account Control Agreement with respect to each Deposit Account and any associated Lock-Boxes. All Obligors have been, or not later than December 14, 2017, will have been instructed to make payment to a Deposit Account held in the name of “Fountain City Finance, LLC” or have received updated instructions, as necessary, indicating that the name for the Deposit Account has changed to “Fountain City Finance, LLC”. Only Collections are deposited into the Deposit Accounts.

Exhibit 10.4

(i)    Section 5.01(h) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(h)    Deposits to Lock-Boxes and Deposit Accounts. Not later than December 14, 2017, to the extent not already done, the Seller will (or will cause the Servicer or the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to Lock-Boxes or Deposit Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box or Deposit Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box or Deposit Account cash or cash proceeds other than Collections of Receivables. Each Deposit Account shall at all times be subject to a Deposit Account Control Agreement.
(j)    Schedules I and III to the Receivables Purchase Agreement are hereby amended and restated in their entirety to read as set forth in Schedules I and III to this Amendment, respectively.
SECTION 2.    Effective Date. This Amendment shall become retroactively effective as of October 1, 2017 (the “Effective Date”) after each of the following has occurred: (a) this Amendment shall have been executed and delivered by a duly authorized officer of each party hereto, (b) the Fifth Amendment and Joinder Agreement to Originator Purchase Agreement shall have been executed and delivered by a duly authorized officer of each party thereto and delivered to the Agent, together with all opinions and other documents required thereunder, and (c) Seller shall have paid the reasonable fees and disbursements of Barnes & Thornburg LLP in connection with the Purchase Agreement, this Amendment and the third amended and restated Fee Agreement.
SECTION 3.    Miscellaneous.
(a)    References in Receivables Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.
(b)    Effect on Receivables Purchase Agreement. Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof.
(c)    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Receivables Purchase

Exhibit 10.4

Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
(d)    Fees and Expenses. The Seller and DST Systems agree to pay all costs, fees, and expenses (including, without limitation, reasonable attorneys' fees and time charges of attorneys) incurred by the Agent and/or the Investor in connection with the preparation, execution and enforcement of this Amendment.
(e)    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(f)    Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(g)    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(h)    Amendments. This Amendment may not be amended or otherwise modified except as provided in the Receivables Purchase Agreement.
(i)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

<Signature pages follow>

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SELLER:	FOUNTAIN CITY FINANCE, LLC By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: President and Treasurer
PARENT:	DST SYSTEMS, INC. By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: Senior Vice President, Chief Financial Officer and Treasurer
SERVICER:	DST SYSTEMS, INC. By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signatures continued on next page]

[Signature Page to Amendment 4 to Amended and Restated Receivables Purchase Agreement (DST)]

ORIGINATORS:
DST TECHNOLOGIES, INC.,
DST WORLDWIDE SERVICES, LLC
DST RETIREMENT SOLUTIONS, LLC
DST PHARMACY SOLUTIONS, INC.
DST HEALTH SOLUTIONS, LLC
DST BROKERAGE SOLUTIONS, LLC
LTM PUBLISHING, INC.
MCKAY HOCHMAN CO., INC.
THIRD PARTY EDUCATIONAL SYSTEMS, INC.
DST HEALTHCARE HOLDINGS, INC.
ALPS ALTERNATIVE INVESTMENT SERVICES, LLC,
NATIONAL FINANCIAL DATA SERVICES, INC. AND
BOSTON FINANCIAL DATA SERVICES, INC.

By:        /s/ Gregg Wm. Givens
Name: Gregg Wm. Givens
Title: Treasurer

[Signature Page to Amendment 4 to Amended and Restated Receivables Purchase Agreement (DST)]

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent By: /s/ Dale Abernathy Name: Dale Abernathy Title: Vice President
BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Dale Abernathy Name: Dale Abernathy Title: Vice President

[End of Signatures]

[Signature Page to Amendment 4 to Amended and Restated Receivables Purchase Agreement (DST)]

SCHEDULE III
ADDRESSES
(as of November 14, 2017)

ORIGINATORS:    DST Systems, Inc.
DST Technologies, Inc.
DST Worldwide Services, LLC
DST Retirement Solutions, LLC
DST Brokerage Solutions, LLC
DST Health Solutions, LLC
DST Healthcare Holdings, Inc.
DST Pharmacy Solutions, Inc.
ALPS Alternative Investment Services, LLC
Boston Financial Data Services, Inc.
National Financial Data Services, Inc.
333 West 11th Street, 5th Floor
Kansas City, MO 64105
Attention: Gregg Wm. Givens
Facsimile No. 816-435-8630

LTM Publishing, Inc.
15 Corporate Circle
Albany, NY 12203
Attention: Gregg Wm. Givens
Facsimile No. 518-862-3399

McKay Hochman Co., Inc.
10 Park Place
Butler, NJ 07405
Attention: Gregg Wm. Givens
Facsimile No. 518-862-3399

Third Party Educational Systems, Inc.
43 Main Street, SE
Minneapolis, MN 55414
Attention: Gregg Wm. Givens
Facsimile No. 518-862-3399

Schedule III